UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On January 28, 2015, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter ended December 31, 2014, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The adjustments made to income from continuing operations relate to warrant expense, gains on antitrust litigation settlements, LIFO expense, acquisition-related intangibles amortization, and employee severance, litigation and other expenses.  The adjustments made to earnings per share relate to the share dilution resulting from the impact of the unexercised warrants, the impact from the shares repurchased under the Company’s special $650 million share repurchase program and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017 issued by the Company solely in connection with the special share repurchase program.

Management considers GAAP financial measures, as well as the presented non-GAAP financial measures, in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of the non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

In the news release issued on January 28, 2015, the Company also announced that it now expects adjusted diluted earnings per share from continuing operations in fiscal year 2015 to be in the range of $4.45 to $4.55, a 12 percent to 15 percent increase over fiscal year 2014, and an increase over prior guidance of $4.36 to $4.50. The Company announced that it expects revenue growth rates to be in the range of 10 percent to 11 percent and that it continues to expect adjusted operating income growth in the 9 percent to 11 percent range. The Company expects adjusted operating margin to be flat.  The Company also announced that it continues to expect to generate free cash flow in the range of $1.8 billion to $2.0 billion, with capital expenditures in the $250 million range; and to spend approximately $600 million in share repurchases, subject to market conditions.  In addition, the Company expects the acquisition of MWI to contribute an incremental $0.08 of adjusted diluted earnings per share in the second half of fiscal year 2015.

The information in this Item 7.01, including the exhibit attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibit.

99.1  News Release, dated January 28, 2015, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 28, 2015	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release, dated January 28, 2015, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter ended December 31, 2014.